                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                           AMENDMENT TO CURRENT REPORT
                      Filed pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2000
                                                  -----------------

                             CELLEX BIOSCIENCES, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    MINNESOTA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-11480                                       41-1412084
------------------------                ---------------------------------------
(Commission File Number)                (I.R.S. Employer Identification Number)

                            8500 EVERGREEN BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55433
            --------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                  612-786-0302
            --------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     The undersigned registrant hereby amends the the financial statements and exhibits and other portions of its Current Report on Form 8-K dated May 25, 2000 to include the information set forth in the pages attached hereto.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (a) Financial Statements of Business Acquired
          (b) Pro Forma Financial Information

(Sequentially Numbered Pages: __)                        (Exhibit Index: None)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Financial Statements of Unisyn Technologies, Inc.

        Annual Financial Statements
        ---------------------------

        As of and for the year ended December 31, 1998:
           Report of Independent Certified Accountants
           Consolidated Balance Sheet
           Consolidated Statement of Operations
           Consolidated Statement of Changes in Accumulated Deficit Consolidated Statement of Cash Flows
           Notes to Consolidated Financial Statements

        As of and for the year ended December 31, 1999 (unaudited)
           Balance Sheet
           Statement of Operations and Accumulated Deficit
           Statement of Cash Flows
           Notes to Financial Statements

        Interim Financial Statements (unaudited)
        ----------------------------------------

        As of and for the three months ended March 31, 2000 and 1999 (unaudited
           Balance Sheet at March 31, 2000
           Statements of Operations and Accumulated Deficit
           Statements of Cash Flows
           Notes to Financial Statements

    (b) Unaudited Pro Forma Financial Information
           Pro Forma Condensed Combined Balance Sheet at March 31, 2000
           Pro Forma Condensed Combined Statement of Operations for the Six
              Months Ended March 31, 2000
           Pro Forma Condensed Combined Statement of Operations for the Year
              Ended September 30, 1999

    (c) Exhibits

        None.

 CONSOLIDATED FINANCIAL STATEMENTS
     AND REPORT OF INDEPENDENT

   CERTIFIED PUBLIC ACCOUNTANTS
     UNISYN TECHNOLOGIES, INC.

         AND SUBSIDIARIES
         December 31, 1998

                                    CONTENTS

                                                                   Page
                                                                   ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                   3

CONSOLIDATED FINANCIAL STATEMENTS

    BALANCE SHEET                                                    4

    STATEMENT OF OPERATIONS                                          5

    STATEMENT OF CHANGES IN ACCUMULATED DEFICIT                      6

    STATEMENT OF CASH FLOWS                                          7

    NOTES TO FINANCIAL STATEMENTS                                    8

Accountants and
Management Consultants
                                                    [Grant Thornton LOGO]
                                                    Grant Thornton LLP
The US Member Firm of
Grant Thornton International


               Report of Independent Certified Public Accountants
               --------------------------------------------------

To the Board of Directors
Unisyn Technologies, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheet of Unisyn Technologies, Inc. and Subsidiaries ("the Company") as of December 31, 1998, and the related consolidated statements of operations, changes in accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Unisyn Technologies, Inc. and Subsidiaries as of December 31, 1998, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  /s/ Grant Thornton LLP

Boston, Massachusetts
March 30, 1999

B N. Washington Street
Boston, MA 02114-1913
Tel: 617 723-7900
Fax: 617 723-3640

                   Unisyn Technologies, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1998


                                     ASSETS

CURRENT ASSETS
  Cash                                                                    $      99,966
  Trade accounts receivable (net of allowance for doubtful
    accounts of $57,000)                                                        133,453
  Other accounts receivable                                                      78,964
  Inventories                                                                   290,800
  Prepaid expenses                                                               22,019
                                                                          -------------
          Total current assets                                                  625,202
                                                                          -------------
Property, plant and equipment, net                                            1,586,927

Other assets                                                                     84,011

          Total assets                                                    $   2,296,140
                                                                          =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Convertible debt                                                        $   2,888,081
  Current portion of long-term debt                                           1,042,329
  Accounts payable                                                            1,900,516
  Accrued liabilities                                                           800,930
  Deferred revenue                                                              185,189
                                                                          -------------
          Total current liabilities                                           6,817,045

LONG-TERM DEBT                                                                  137,135

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
  Common stock, 100,000,000 shares authorized, 1,459,958 shares
    issued and outstanding                                                        1,460
  Additional paid in capital                                                 38,625,140
  Accumulated deficit                                                       (43,284,640)
                                                                          -------------
          Total stockholders' deficit                                        (4,658,040)
                                                                          -------------
          Total liabilities and stockholders' deficit                     $   2,296,140
                                                                          =============


The accompanying notes are an integral part of these financial statements.

                   Unisyn Technologies, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      For the year ended December 31, 1998

Revenues
  Product                                                       $ 2,084,043
  Services                                                          721,395
                                                                -----------
                                                                  2,805,438
                                                                -----------
Operating expenses
  Cost of product                                                 1,549,447
  Cost of services                                                2,226,522
  Research and development                                          618,812
  Selling and marketing                                           2,066,738
  General and administrative                                      1,622,394
  Merger-related expenses                                         1,111,094
                                                                -----------
                                                                  9,195,007
                                                                -----------
          Loss from operations                                   (6,389,569)
                                                                -----------

Other income (expenses)
  Interest income                                                    39,483
  Interest expense                                                 (419,693)
  Foreign currency translation gain                                  19,271
  Loss on disposal of property and equipment                         (5,351)
                                                                -----------
                                                                   (366,290)
                                                                -----------
          Loss from continuing operations                        (6,755,859)
                                                                -----------

Discontinued operations
  Loss from discontinued operations                                 (81,239)
  Loss on sale of discontinued operations                           (36,109)
                                                                -----------
          Net loss                                              $(6,873,207)
                                                                ===========


The accompanying notes are an integral part of these financial statements.

                   Unisyn Technologies, Inc. and Subsidiaries

            CONSOLIDATED STATEMENT OF CHANGES IN ACCUMULATED DEFICIT

                           For the year ended December 31, 1998


                                               Series D
                                              Convertible
                                            Preferred Stock             Common Stock
                                          ------------------         ------------------         Additional         Accumulated
                                          Shares       Value         Shares       Value       Paid-in Capital         Deficit
                                          ------       -----         ------       -----       ---------------         -------

Balance, December 31, 1997              16,005,546   $ 16,006      15,138,210    $15,138      $37,618,399          $(36,411,433)
Exercise of stock options                                           2,741,563      2,742            1,343
Issuance of stock for services                                        102,209        102           35,671
Exercise of warrants                                               13,325,391     13,325          840,594
Series D anti-dilution                   5,254,557      5,254                                      (5,254)
Series D conversion to common shares   (21,260,103)   (21,260)     21,260,103     21,260
Stock split                                                       (51,107,518)   (51,107)          51,107
Issuance of warrants                                                                                                     83,280
Net loss                                                                                                             (6,873,207)
                                        ----------   --------      ----------    -------      -----------          ------------
Balance, December 31, 1998                           $      -      1,459,958     $ 1,460      $38,625,140          $(43,284,640)
                                        ==========   ========      ==========    =======      ===========          ============


The accompanying notes are an integral part of these financial statements.

                   Unisyn Technologies, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1998


(Decrease) in Cash

Cash flows from operating activities:
  Net loss                                                                                                    $(6,873,207)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization                                                                                 830,124
    Loss from discontinued operations                                                                             117,348
    Loss on sale of fixed assets                                                                                    5,351
    Non-cash interest and other expenses                                                                          119,053
    Changes in assets and liabilities:
      Trade accounts receivable                                                                                   334,954
      Other accounts receivable                                                                                    26,439
      Inventories                                                                                                 308,615
      Prepaid expenses                                                                                            (16,389)
      Other assets                                                                                                611,106
      Accounts payable                                                                                            393,563
      Accrued liabilities                                                                                         (19,370)
      Deferred revenue                                                                                            (23,765)
                                                                                                             ------------
          Net cash (used in) operating activities                                                              (4,186,178)

Cash flows from investing activities:
  Additions to property, plant and equipment                                                                      (75,614)
  Proceeds from sale of property, plant and equipment                                                               6,500
                                                                                                             ------------
          Net cash (used in) investing activities                                                                 (69,114)
                                                                                                             ------------

Cash flows from financing activities:
  Net proceeds from long-term debt                                                                                 27,278
  Proceeds from issuance of convertible debt                                                                    2,888,081
  Proceeds from exercise of stock options                                                                           4,085
  Proceeds from exercise of warrants                                                                              853,919
                                                                                                             ------------
          Net cash provided by financing activities                                                             3,773,363
                                                                                                             ------------
          Net decrease in cash                                                                                   (481,929)

Cash, beginning of year                                                                                           581,895
                                                                                                             ------------
Cash, end of year                                                                                            $     99,966
                                                                                                             ============

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------
  Cash paid during the year for:
    Interest                                                                                                 $     93,866

Supplemental Disclosure of Non-Cash Financing Information:
----------------------------------------------------------
   The Company issued common stock worth approximately $36,000 as payment for consulting services.


The accompanying notes are an integral part of these financial statements.

                   Unisyn Technologies, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998

NOTE A - OPERATIONS

     Unisyn Technologies, Inc. and Subsidiaries (the "Company") develops, manufacturers and markets products and contract services that produce antibodies. The Company also provides research and development services related to these products. The Company's products are utilized to manufacture biological material for the research, diagnostic and pharmaceutical segments of the biotechnology industry. The Company sells its products mainly to pharmaceutical companies and universities throughout the United States and Europe.

     The Company has incurred net losses since its inception and at December 31, 1998 had an accumulated deficit of $43,284,640. At December 31, 1998, the Company had a stockholders' deficit of $4,658,040 and current liabilities exceeded current assets by $6,191,843. The Company has been delinquent in its lease agreements as they have ceased making regular monthly payments. The Company has also been slow in paying its other creditors on a timely basis.

     On January 14, 1999, the Company entered into a merger agreement with Medi-Cult A/S ("Medi-Cult"), a Danish corporation (see note M) in which Medi-Cult would acquire all of the outstanding common shares of the Company. Medi-Cult has invested approximately $2.3 million in the form of debt financing subsequent to year-end. Medi-Cult has not made any additional commitments to finance future operations of the Company. Medi-Cult is contemplating performing a public offering in Denmark in 1999. The proceeds of the public offering are expected to be used to expand Medi-Cult's and Unisyn's operations in North America and Europe. There is, however, no assurance that the public offering will be completed. Based on these factors, there is substantial doubt about the Company's ability to continue as a going concern.

     The Company requires additional financing following the merger to sustain operations until the Company can generate sufficient positive cash flow to fund operations. Management is hopeful that they will obtain this additional financing and make improvements to operations to assist in generating positive cash flow. The Company's strategy for improving cash flow from operations includes integration of operations of the Company and Medi-Cult to take advantage of potential efficiencies from the combination. The Company hopes to capitalize on the growth expected in the pharmaceutical and biotechnology markets and expand its share of the contract cell production services market.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

       Principles of Consolidation
       ---------------------------

          The accompanying consolidated financial statements include the accounts of Unisyn Technologies, Inc. and its wholly owned subsidiaries; Unisyn Technologies France S.A.R.L. and Unisyn Technologies LTD. All material intercompany balances and transactions have been eliminated in consolidation.

       Use of Estimates
       ----------------

          In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Significant estimates in these financial statements include balances in accounts receivable awaiting collection by the Company and the carrying amount of inventory.

       Foreign Currency Translation
       ----------------------------

          Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at current exchange rates and income and expense items are translated at average rates of exchange prevailing during the period. Gains and losses arising from transactions denominated in foreign currencies are included in other income and was not material in the period presented.

       Revenue Recognition
       -------------------

          Revenue from product sales is recognized when the products are shipped to the customer. Revenue from service contracts is recognized as the services are performed. Amounts received in advance of shipment or services to be performed under contracts are recorded as deferred revenue. Estimated warranty costs are accrued at the time of product shipment.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

       Concentration of Credit Risk
       ----------------------------

          Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivables and direct financing leases. Concentrations of credit risk with respect to the Company's accounts receivable are limited due to the large number of customers comprising the Company's customer base. To minimize risk, the Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses.

          At December 31, 1998, the Company had one customer who accounts for 41% of net trade accounts receivable and 11% of revenues for the year ended December 31, 1998.

       Stock Split
       -----------

          The Company recorded a fifty-to-one stock split on August 2, 1998 to stockholders of record on August 28, 1998. Per share data has been reflected to present share information on a post stock split basis.

       Cash and Cash Equivalents
       -------------------------

          The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash primarily in certificates of deposits.

       Inventories
       -----------

          The Company's inventory costs are determined principally under the first-in, first-out ("FIFO") method and stated at the lower of cost or market.

       Depreciation and Amortization
       -----------------------------

          Depreciation and amortization is provided for in amounts sufficient to related the cost of depreciable assets to operations over their estimated service lives using the straight-line basis.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

          Depreciation for income tax purposes is based on various accelerated methods. Maintenance and repair costs are expensed as incurred. Depreciation is based upon the following estimated useful lives:

            Laboratory equipment                                         5 years
           Demonstration equipment                                       5 years
           Office equipment                                              5 years
           Computer equipment                                            3 years
           Furniture and fixtures                                        5 years
           Automobiles                                                   5 years
           Leasehold improvements                     Over the life of the lease

       Income Taxes
       ------------

          The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109 deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the enacted tax rates. Deferred income tax expense or credits are based on changes in the asset or liability from period to period.

       Advertising
       -----------

          Advertising is expensed as incurred. For the year ended December 31, 1998 advertising expense was $20,821.


NOTE C - INVENTORIES

   At December 31, 1998, inventory consists of the following:

     Raw materials                                                 $385,207
     Work in process                                                 17,543
     Finished goods                                                 274,740
                                                                    -------
                                                                    677,490
               Less reserve                                        (386,690)
                                                                   --------
               Total                                               $290,800
                                                                   ========

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE D - PROPERTY, PLANT AND EQUIPMENT

   At December 31, 1998, property and equipment consists of the following:

     Laboratory equipment                                           $2,028,667
     Demonstration equipment                                           188,574
     Office equipment                                                  252,763
     Computer equipment                                                423,603
     Automobiles                                                        21,776
     Leasehold improvements                                          1,295,735
                                                                    ----------
                                                                     4,211,118

        Less accumulated depreciation (including $1,059,965
          relating to capital lease equipment)                      (2,624,191)
                                                                    ----------
               Total                                                $1,586,927
                                                                    ==========

     Included in property, plant and equipment are purchases acquired through capital lease financing arrangements with a gross value of approximately $1,713,000 at December 31, 1998.

NOTE E - COVERTIBLE DEBT

     The Company has several unsecured convertible note obligations, amounting to $2,888,081 at December 31, 1998, of which $2,231,081 are due to shareholders of the Corporation. The notes bear interest at a rate of 5% to 10% per year. These notes were converted into common shares of Medi-Cult upon the acquisition of the Company in January 1999 (see Note M).

NOTE F - LONG-TERM DEBT

     Long-term debt consists of the following:

     Capital lease obligations for laboratory and other
     equipment under various noncancelable lease agreements
     with a stockholder of the Company. The capital
     obligations are payable in monthly installments. The
     obligations are secured by a first lien on all
     property. The interest rates on the agreements range
     from 10 to 15% and expire during 1999.                        $1,044,014

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE F - LONG-TERM DEBT - Continued

     Note payable to a financial institution, due in 60
     equal monthly installments of principal and interest of
     $425. The note bears interest at 8.99% and is secured
     by a motor vehicle. The note matures in April 2001.                 11,052

     Loan to lessors of the Company's facilities in
     Worcester, MA and Hopkinton, MA for tenant improvements
     done at the facilities. The leases for these facilities
     expire on March 1, 2006 and June 1, 2001, respectively.            155,232

     Debt discount                                                      (30,834)
                                                                     ----------
                                                                      1,179,464
     Less current portion                                             1,042,329
                                                                     ----------
     Long-term portion                                               $  137,135
                                                                     ==========

    Long-term debt is payable over the next five years as follows:

     1999                                                            $1,042,329
     2000                                                                29,559
     2001                                                                26,948
     2002                                                                24,870
     2003                                                                24,870
     Thereafter                                                          30,888
                                                                     ----------
                                                                     $1,179,464
                                                                     ==========

     In January 1999, the Company consolidated its capital lease obligations into one lease agreement. The creditor agreed to forgive $222,000 of this loan and extended payment terms until August 2002.

NOTE G - WARRANTS

     In connection with the issuance of convertible debt in fiscal 1998, the Company issued warrants to purchase up to 615,524 of the Company's common shares until the acquisition of the Company by Medi-Cult. The warrants are exercisable at $5.00 per share and are convertible into common shares. The number of warrants reflects the result of a 50 to 1 stock split on all common shares and common share equivalents. The warrants were initially recorded at an estimated fair market value of $83,280

         Unisyn Technologies, Inc. and Subsidiaries

                      December 31, 1998

NOTE G - WARRANTS - Continued

     and were subsequently converted into common shares of Medi-Cult upon the acquisition of the Company in January 1999 (see Note M). The Company recorded $83,280 in interest expense associated with these warrants.

     The Company also had issued additional warrants with varying exercise prices and expiration dates. Management estimated the original value of these warrants to be $608,000. As of December 31, 1998, $30,834 of the debt discount remains unamortized. Of these warrants, the Company has the following warrants outstanding for the purchase of common stock at December 31, 1998:

                                               Number of          Exercise Price
     Expiration Date                            Shares              Per Share
     ---------------                            ------              ---------

     December 1999                                7,202               $50.00
     October 2000                                 8,159                50.00
     October 2000                                31,074                17.50
     May 2001                                     1,340                 5.00
     July 2001                                   13,796                50.00
     October 2001                                 2,233                62.50
     February 2003                               27,187                 5.00
                                                 ------
                                                 90,991
                                                =======
     Weighted average exercise price            $ 25.10
                                                =======


NOTE H - STOCK OPTION PLANS

     In 1996, the Company established the 1996 Equity Participation Plan (the "1996 Plan") which provided for the grant of incentive stock options, nonqualified stock options and restricted stock to employees, consultants, and independent directors. Options granted under this plan vest over various periods and expire no later than 10 years from the date of grant. A total of 1,529,000 shares of common stock may be issued under the 1996 Plan. The maximum number of shares that options may be granted to any individual under the 1996 Plan shall not exceed 400,000 shares of common stock during any calendar year. The Committee of the Board of Directors has the authority to select the employees to whom options are granted and determine the terms of each option including (1) the number of shares of common stock subject to the option, (2) when the option becomes exercisable, (3) the option exercise price, which in the case of incentive stock options must be at least 100% (110% in

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE H - STOCK OPTION PLANS - Continued

     the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's common stock) and (4) the duration of the option (which in the case of incentive stock options, may not exceed 10 years).

     A summary of the Company's stock option plan as of December 31, 1998 after a stock split of 50 to 1 is presented below:

                                                                   Weighted
                                                     Number of   Average Price
                                                      Options      Per Share
                                                      -------      ---------

     Beginning Options Outstanding                    55,897        $5.000
     Options Granted                                   3,384         0.135
     Options Exercised                               (54,831)        0.135
     Options Cancelled                                (3,085)        0.135
                                                     -------        ------

     Ending Options Outstanding and Exercisable        1,365        $2.459
                                                     =======        ======


NOTE I - COMMITMENTS AND CONTINGENCIES

   Commitments - Leases
   --------------------

     The Company leases offices, laboratory and manufacturing facilities under operating leases that expire at various through March 2006. Certain of the facility leases provide for future rental increases based on changes in Consumer Price Index. Total rental expense for the year ended December 31, 1998 was $562,103.

     The minimum future rentals under operating leases are as follows:

       Year Ending
       December 31,                                                Amount

         1999                                                   $  376,586
         2000                                                      379,641
         2001                                                      335,003
         2002                                                      302,208
         2003                                                      255,336
         Thereafter                                              3,106,588
                                                                ----------
                                                                $4,755,362
                                                                ==========

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE I - COMMITMENTS AND CONTINGENCIES - Continued

   Contingencies
   -------------

     The Company is also involved in other legal and administrative proceedings and claims of various types which arise in the ordinary course of business. In the opinion of the Company's management, based upon information furnished by counsel and others, the ultimate resolution of these claims will not have a material impact on the Company's financial position.

NOTE J - RETIREMENT PLAN

     The Company maintains a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participant to defer a portion of their annual compensation on a pretax basis. At December 31, 1998 the Company matches 50% of employees' contributions up to a maximum of 6% of their annual compensation. For the year ended December 31, 1998, the Company contributed $45,877 to the plan.

NOTE K - MERGER-RELATED EXPENSES

     The Company expensed in 1998 approximately $1,100,000 in legal and consulting costs associated with a failed merger agreements between the Company and Cellex Biosciences, Inc. and Goodwin Biotechnology, Inc.

NOTE L - INCOME TAXES

     At December 31, 1998, the Company had net operating loss and tax credit carryforwards for Federal income tax purposes of approximately $45,024,000 and $155,000, respectively, available to reduce Federal taxable income expiring in various amounts through 2013. The Tax Reform Act of 1986 (the "Act"), enacted in October 1986, limits the amount of net operating loss and credit carryforwards that companies may utilize in any one year in the event of cumulative changes in ownership over a three-year period in excess of 50%. The Company has completed several financing since the effective date of the Act, which as of December 31, 1998, have resulted in ownership changes in excess of 50%, as defined under the Act. Ownership changes in future periods may limit the Company's ability to utilize net operating loss and tax credit carryforwards.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE L - INCOME TAXES - Continued

     The components of the deferred tax amounts, carryforwards and the valuation allowance at December 31, 1998 is approximately as follows:

       Operating loss carryforwards                           $18,010,000
       Temporary differences                                      261,000
       Tax credit carryforwards                                   241,000
                                                              -----------
                                                               18,512,000
       Valuation allowance                                    (18,512,000)
                                                              -----------
                                                              $         -
                                                              ===========

     The Company has provided a full valuation allowance against its deferred tax asset at December 31, 1998, since it is more likely than not that these future benefits will not be realized. Should the Company achieve profitability in the future, these deferred tax assets may be available to reduce future income taxes subject to the limitations described above.

NOTE M - DISCONTINUED OPERATIONS

     In August 1998, the Company disposed of Unisyn Technologies, GMBH, its subsidiary in Germany. This subsidiary was substantially inactive in fiscal 1998. The disposal resulted in a loss on sale of discontinued operations of $117,348. The net loss from discontinued operations in fiscal 1998 was $81,239.

NOTE N - SUBSEQUENT EVENT

     On January 14, 1999, the Company was acquired by Medi-Cult a/s a Danish biotechnology company. Medi-Cult is quoted on the Oslo Stock Exchange under the ticker MEC.

     At the date of the acquisition, all the outstanding Unisyn Technologies, Inc. Common Shares (including shares issued upon the conversion of the Company's bridge debt and accrued interest) were automatically converted into common shares of Medi-Cult or cash. Only an "accredited investor" as defined by Rule 501(a)(5) of the Securities Act of 1993 or a "non-U.S. person outside the United States" in accordance with Rule 902 of Regulation S under the Securities Act of 1933 were eligible to receive Medi-Cult Common Shares. All other shareholders would receive cash.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998

NOTE N - SUBSEQUENT EVENT - Continued

     Based on the above criteria, the 17,960,681 common shares of the Company outstanding on January 14, 1999 were converted into approximately 372,107 Medi-Cult Common Shares. Cash payments of approximately $10,000 will be made to the other shareholders and for fractional shares. Of the 372,107 Medi-Cult Common Shares 74,424 (20%) will be placed in escrow for two years per the Merger Agreement. The Medi-Cult Common Shares now held by former shareholders of the Company represents approximately 9% of the total issued and outstanding Medi-Cult Common Shares after the acquisition.

UNISYN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1999
(UNAUDITED)

UNISYN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1999
(UNAUDITED)


                                                 CONTENTS

                                                                                                       PAGE
                                                                                                       ----
       Balance Sheet as of December 31, 1999...........................................................  3

       Statement of Operations and Accumulated Deficit for the year ended December 31, 1999............  4

       Statement of Cash Flows for the year ended December 31, 1999....................................  5

       Notes to Financial Statements...................................................................  6

                                  Unisyn Technologies, Inc.
                                       BALANCE SHEET
                                    December 31, 1999
                                       (unaudited)

                                         ASSETS
CURRENT ASSETS
   Cash                                                                         $      41,000
   Trade accounts receivable (net of allowance for doubtful accounts of
     $70,000)                                                                         624,000
   Inventories                                                                        640,000
   Prepaid expenses                                                                    45,000
                                                                                --------------
         Total current assets                                                       1,350,000
                                                                                --------------
Property, plant and equipment, net                                                  1,424,000
Other assets                                                                          282,000
                                                                                --------------
         Total assets                                                           $   3,056,000
                                                                                ==============

                                  LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
   Current portion of long-term debt                                            $     271,000
   Accounts payable                                                                 1,015,000
   Accrued liabilities                                                                216,000
   Deferred revenue                                                                   284,000
                                                                                --------------
             Total current liabilities                                              1,786,000
                                                                                --------------
LONG-TERM DEBT                                                                      6,893,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT
   Common Stock, 1,000 shares authorized and 10 shares issued and outstanding      41,530,000
   Accumulated deficit                                                            (47,153,000)
                                                                                --------------
             Total stockholder's deficit                                           (5,623,000)
                                                                                --------------
         Total liabilities and stockholder's deficit                            $   3,056,000
                                                                                ==============

The accompanying notes are an integral part of this financial statement.

                            Unisyn Technologies, Inc.
               STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT For
                        the year ended December 31, 1999
                                   (unaudited)


Revenues
   Product                                       $     2,270,000
   Services                                            1,339,000
                                                 ----------------
                                                       3,609,000
                                                 ----------------
Operating expenses
   Cost of product                                     1,958,000
   Cost of services                                    1,739,000
   Research and development                              560,000
   Selling and marketing                               1,418,000
   General and administrative                          1,364,000
   Merger-related expenses                               103,000
                                                 ----------------
                                                       7,142,000
                                                 ----------------

         Loss from operations                         (3,533,000)
                                                 ----------------
Other income (expenses)
   Interest expense                                     (305,000)
   Debt discount                                         (30,000)
                                                 ----------------
                                                        (335,000)
                                                 ----------------

         Net loss                                $   (3,868,000)

Accumulated deficit, beginning of year              (43,285,000)
                                                 ----------------
Accumulated deficit, end of year                 $  (47,153,000)
                                                 ================



The accompanying notes are an integral part of this financial statement.

                                  Unisyn Technologies, Inc.
                                  STATEMENT OF CASH FLOWS
                            For the year ended December 31, 1999
                                        (unaudited)


Cash flow from operating activities:
  Net loss                                                                                          $ (3,868,000)
    Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                                         865,000
    Changes in assets and liabilities:
      Trade accounts receivable                                                                         (491,000)
      Other accounts receivable                                                                            79,000
      Inventories                                                                                       (349,000)
      Prepaid expenses                                                                                   (23,000)
      Other assets                                                                                      (198,000)
      Accounts payable                                                                                  (885,000)
      Accrued liabilities                                                                               (571,000)
      Deferred revenue                                                                                     99,000
                                                                                                  ----------------

        Net cash (used in) operating activities                                                       (5,342,000)
                                                                                                  ----------------

Cash flows from investing activities:
  Additions to property, plant and equipment                                                            (702,000)
                                                                                                  ----------------

        Net cash (used in) investing activities                                                         (702,000)
                                                                                                  ----------------
Cash flows from financing activities:
  Net proceeds from long-term debt                                                                      5,985,000
                                                                                                  ----------------

        Net cash provided by financing activities                                                       5,985,000
                                                                                                  ----------------

        Net decrease in cash                                                                             (59,000)

Cash, beginning of year                                                                                   100,000
                                                                                                  ----------------

Cash, end of year                                                                                      $   41,000
                                                                                                  ================
Supplemental Disclosure of Cash Flow Information:

  Cash paid during the year for:
    Interest                                                                                           $   72,000
                                                                                                  ================



The accompanying notes are an integral part of this financial statement.

                            UNISYN TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE A - OPERATIONS

Unisyn Technologies, Inc. (the " Company") develops, manufactures and markets products and contract services that produce antibodies. The Company also provides research and development services related to these products. The Company's products are utilized to manufacture biological material for the research, diagnostic and pharmaceutical segments of the biotechnology industry. The Company sells its products mainly to pharmaceutical companies and universities throughout the United States and Europe.

On January 14, 1999, a merger agreement became effective between the Company and Medi-Cult A/S ("Medi-Cult), a Danish biotechnology corporation. On that date, all of the Company's 17,960,681 outstanding shares, including shares issued upon the conversion of the Company's convertible debt and accrued interest, were transferred to Medi-Cult in exchange for 372,107 common shares of Medi-Cult and $10,000 in cash.

Effective May 25, 2000, substantially all of the assets and technology of the Company were purchased, and certain liabilities were assumed, by Cellex Biosciences, Inc. a Minnesota corporation, pursuant to an asset purchase agreement. See Note J.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

BASIS OF PRESENTATION

Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. The financial statements do not include any adjustments relating to the Company's merger with Medi-Cult that may have been necessary in accordance with principles of the purchase method of accounting, including the allocation of purchase price to identifiable assets and the elimination of the accumulated deficit at January 14, 1999. The financial statements do not include information pertaining to the Company's equity securities, stock option plans and certain debt information because such information is not considered meaningful. The financial statements of the Company, in the opinion of management, include all normal and recurring adjustments necessary for a fair presentation of results as of the dates and for the periods covered by the financial statements.

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in these financial statements include balances in accounts receivable awaiting collection by the Company and the carrying amount of inventory.

REVENUE RECOGNITION

Revenue from product sales is recognized when the products are shipped to the customer. Revenue from service contracts is recognized as the services are performed. Amounts received in advance of shipment or services to be performed under contracts are recorded as deferred revenue. Estimated warranty costs are accrued at the time of product shipment.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivables and direct financing leases. Concentrations of credit risk with respect to the Company's accounts receivable are limited due to the large number of customers comprising the Company's customer base. To minimize risk, the Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses.

At December 31, 1999, the Company had one customer who accounted for 14% of net trade accounts receivable and 14% of revenues for the year ended December 31, 1999.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash primarily in certificates of deposits.

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

INVENTORIES

The Company's inventory costs are determined principally under the first-in, first-out ("FIFO") method and stated at the lower of cost or market.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line basis.

Depreciation for income tax purposes is based on various accelerated methods. Maintenance and repair costs are expensed as incurred. Depreciation is based upon the following estimated useful lives:

         Laboratory equipment                                    5 years
         Demonstration equipment                                 5 years
         Office equipment                                        5 years
         Computer equipment                                      3 years
         Furniture and fixtures                                  5 years
         Automobiles                                             5 years
         Leasehold improvements               Over the life of the lease

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109 deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the enacted tax rates. Deferred income tax expense or credits are based on changes in the asset or liability from period to period.

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE C - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses since its inception and at December 31, 1999 had an accumulated deficit of $47,153,000. At December 31, 1999, the Company had a stockholders' deficit of $5,623,000 and liabilities of $8,679,000. The Company has also been slow in paying its other creditors on a timely basis.

Effective May 25, 2000, substantially all of the assets and technology of the Company were purchased and certain liabilities were assumed by Cellex Biosciences, Inc., a Minnesota corporation, pursuant to an asset purchase agreement. See Note J.

Effective May 25, 2000, the corporate entity, Unisyn Technologies, Inc., ceased operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty related to the corporate entity.

NOTE D - INVENTORIES

At December 31, 1999, inventory consists of the following:

         Raw Materials                         $  529,000
         Work in process                          157,000
         Finished goods                           354,000
                                               -----------
                                                1,040,000
         Less reserve                            (400,000)
                                               -----------
         Total                                 $  640,000

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE E - PROPERTY, PLANT AND EQUIPMENT

At December 31, 1999, property and equipment consists of the following:


Laboratory equipment                                                $2,029,000
Demonstration equipment                                                188,000
Office equipment                                                       253,000
Computer equipment                                                     424,000
Automobiles                                                             12,000
Leasehold improvements                                               1,296,000
                                                                    ----------
                                                                     4,202,000

         Less accumulated depreciation                              (2,778,000)
                                                                    ----------
         Total                                                      $1,424,000



NOTE F - LONG-TERM DEBT

    Long-term debt consists of the following:

    Note payable to shareholder                                     $6,129,000
    Capital lease obligations payable to former shareholder            483,000
    Note payable to creditor                                           545,000
    Note payable to financial institution                                7,000
                                                                    ----------
                                                                     7,164,000

    Less current portion                                               271,000
                                                                    ----------
    Long-term portion                                               $6,893,000
                                                                    ==========

The note payable to shareholder represents working capital advances payable to the Company's sole shareholder, Medi-Cult.

The capital lease obligations are comprised of various non-cancelable lease agreements with a former stockholder of the Company for laboratory and other equipment. Such

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE F - LONG-TERM DEBT - CONTINUED

obligations are payable in monthly installments through April 2002 with interest at 12.5%. The obligations are secured by a first lien on all property.

The note payable to creditor matures in June 2002 and bears interest at 6%.

The note payable to financial institution is payable in equal monthly installments of principal and interest of $425, bears interest at 8.99% per annum and is secured by a motor vehicle. The note matures in April 2001.

Long-term debt is payable as follows:

2000                                                              $   271,000
2001                                                                  321,000
2002                                                                  443,000
Thereafter                                                          6,129,000
                                                                  -----------
                                                                  $ 7,164,000
                                                                  ===========

NOTE G - COMMITMENTS AND CONTINGENCIES

Commitments - Leases

The Company leases offices, laboratory and manufacturing facilities under operating leases that expire at various through March 2006. Certain of the facility leases provide for future rental increases based on changes in Consumer Price Index. The minimum future rentals under operating leases are as follows:

Year Ending
December 31,                                                         Amount
------------                                                         ------
2000                                                               $  379,000
2001                                                                  335,000
2002                                                                  302,000
2003                                                                  255,000
Thereafter                                                          3,107,000
                                                                   ----------

                                                                   $4,378,000
                                                                   ==========

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE G - COMMITMENTS AND CONTINGENCIES - CONTINUED

CONTINGENCIES

The Company is also involved in other legal and administrative proceedings and claims of various types, which arise in the ordinary course of business. See Note J relating to the adversary proceedings against the Company by Cellex Biosciences, Inc.


NOTE H - INCOME TAXES

At December 31, 1999, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $47,000,000 available to reduce Federal taxable income expiring in various amounts through 2013. The Tax Reform Act of 1986 (the "Act"), enacted in October 1986, limits the amount of net operating loss and credit carryforwards that companies may utilize in any one year in the event of cumulative changes in ownership over a three-year period in excess of 50%. The Company has completed several financings since the effective date of the Act, which have resulted in ownership changes in excess of 50%, as defined under the Act. Ownership changes in future periods may limit the Company's ability to utilize net operating loss and tax credit carryforwards.

The Company has provided a full valuation allowance against its deferred tax asset at December 31, 1999, since it is more likely than not that these future benefits will not be realized.

NOTE I - DISCONTINUED OPERATIONS

In July 1999, the Company disposed of its wholly-owned subsidiaries, Unisyn Technologies, France S.A.R.L., its subsidiary in France and Unisyn Technologies, Ltd., its subsidiary in the United Kingdom. These subsidiaries were substantially inactive in fiscal 1999 and 1998.


NOTE  J - SUBSEQUENT EVENT

Effective as of the close of business on May 25, 2000, Cellex Biosciences, Inc. ("Cellex") acquired substantially all of the assets and technology and assumed certain liabilities of the Company pursuant to an asset purchase agreement (the "Asset Purchase Agreement").

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1999
                                   (UNAUDITED)


NOTE  J - SUBSEQUENT EVENT - CONTINUED

In consideration, the Company received 70,000 shares of Cellex's common stock, no par value. Pursuant to settlement agreements, 127,000 additional shares of Cellex's common stock were issued to settle approximately $1,000,000 in obligations to two creditors of the Company. Is is also estimated that Cellex will issue 733,000 shares to a third party related to the assumption by this third party of certain of the Company's liabilities. In addition, during the period February 18, 2000 through May 23, 2000, Cellex provided cash advances to the Company aggregating approximately $450,000, which obligations were cancelled pursuant to the Asset Purchase Agreement.

The assets purchased include accounts receivable, inventory, equipment, licenses, proprietary software, certain prepaid expenses and other assets, and intangible assets including patents, trademarks, servicemarks, trade names, service names, copyrights and other intangibles.

Pursuant to the Asset Purchase Agreement, Cellex also assumed certain rights and obligations of the Company pursuant to contracts and agreements with customers of the company and pursuant to real property leases and purchased contracts. Cellex also assumed certain liabilities, including certain accounts payable, deferred revenues and severance obligations to certain employees totaling approximately $675,000.

As mentioned above, Cellex assumed rights and obligations related to real property leases, which include lease agreements for three facilities: a 13,788 square foot research and development and light manufacturing facility in Worcester, Massachusetts; a 12,202 square foot office, warehousing and distribution facility in Hopkinton, Massachusetts and a 7,200 square foot office, laboratory and light manufacturing facility in San Diego, California. The lease for the Worcester facility provides for monthly payments of approximately $34,000 through February 29, 2006; the Hopkinton facility lease provides for monthly payments of approximately $6,500 from June 1, 2000 through May 31, 2001, and; the San Diego facility provides for monthly payments of approximately $4,000 through December 31, 2002.

On September 10, 1999, Cellex had commenced an adversary proceeding against the Company relating to the unilateral termination by the Company of an Agreement and Plan of Merger dated October 10, 1997 between the Company and Cellex. The Asset Purchase Agreement provides for the dismissal of all claims in the litigation.

UNISYN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

UNISYN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS

                                                     CONTENTS

                                                                                                          PAGE
                                                                                                          ----
          Balance Sheet as of March 31, 2000..............................................................  3

          Statements of Operations and Accumulated Deficit for the Three Months ended
              March 31, 2000 and 1999.....................................................................  4

          Statements of Cash Flows for the Three Months ended March 31, 2000 and 1999.....................  5

          Notes to Financial Statements...................................................................  6

                                              UNISYN TECHNOLOGIES, INC.
                                                    BALANCE SHEET
                                                   MARCH 31, 2000
                                                     (UNAUDITED)

                                        ASSETS
CURRENT ASSETS
  Cash                                                                                        $        71,000
  Trade accounts receivable (net of $70,000 allowance for doubtful accounts)                          621,000
  Inventories                                                                                         563,000
  Other                                                                                                37,000
                                                                                              ----------------
         Total current assets                                                                       1,292,000
                                                                                              ----------------
  Property, plant and equipment, net                                                                1,367,000
  Other assets                                                                                        282,000
                                                                                              ----------------

         Total assets                                                                         $     2,941,000
                                                                                              ================

                          LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
  Current portion of long-term debt                                                           $       291,000
  Accounts payable                                                                                  1,286,000
  Accrued liabilities                                                                                 166,000
  Deferred revenues                                                                                   301,000
                                                                                              ----------------
          Total current liabilities                                                                 2,044,000
                                                                                              ----------------

LONG-TERM DEBT                                                                                      7,428,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT
  Common stock, 1,000 shares authorized,$.01 par value; 10 shares issued and
          outstanding                                                                             41,530,000
  Accumulated deficit                                                                            (48,061,000)
                                                                                              ----------------
          Total stockholder's deficit                                                             (6,531,000)
                                                                                              ----------------

          Total liabilities and stockholder's deficit                                         $     2,941,000
                                                                                              ================






The accompanying notes are an integral part of this financial statement.

                            UNISYN TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


                                                     2000             1999
                                                --------------    -------------
REVENUES
  System sales                                  $     212,000     $      72,000
  Consumable sales & other                            226,000           314,000
  Contract production services                        528,000           306,000
                                                --------------    -------------
         Total revenues
                                                      966,000           692,000
OPERATING COSTS AND EXPENSES
  Cost of sales                                     1,188,000           883,000
  Research and development                             52,000            59,000
  Marketing, general and administrative               514,000           857,000
                                                --------------    -------------
         Total operating costs and expenses
                                                    1,754,000         1,799,000
                                                --------------    -------------
         Loss from operations                        (788,000)       (1,107,000)

OTHER INCOME (EXPENSE)
  Interest expense                                   (120,000)          (53,000)
  Debt discounts                                          -             (15,000)
  Amortization of merger costs                            -              (5,000)
                                                --------------    -------------
         Net loss                               $    (908,000)    $  (1,180,000)

Accumulated deficit, beginning of period          (47,153,000)      (43,285,000)
                                                --------------    -------------

Accumulated deficit, end of period              $ (48,061,000)    $ (44,465,000)
                                                ==============    =============




The accompanying notes are an integral part of this financial statement.

                            UNISYN TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                           THREE MONTHS ENDED

                                                                                  MARCH 31, 2000        MARCH 31, 1999
                                                                                  --------------        --------------
Cash flows from operating activities:
   Net loss                                                                       $   (908,000)          $  (1,180,000)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                    170,000                 164,000
   Changes in operating items:
      Accounts receivable                                                                3,000                (194,000)
      Inventories                                                                       77,000                (174,000)
      Other assets                                                                       8,000                (124,000)
      Accounts payable and accrued liabilities                                         221,000              (1,977,000)
      Deferred Revenue
                                                                                        17,000                  37,000
                                                                                  -------------          --------------

           Net cash used in operating activities                                      (412,000)             (3,448,000)
                                                                                  -------------          --------------
   Cash flows from investing activities:
      Capital expenditures
                                                                                      (113,000)                (54,000)
                                                                                  -------------          --------------

           Net cash used in investing activities                                      (113,000)                (54,000)
                                                                                  -------------          --------------
   Cash flows from financing activities:
      Repayment of short-term borrowings                                                   -                   (43,000)
      Net proceeds from long-term debt                                                 216,000                 740,000
      Shareholder loan                                                                 339,000               2,904,000
                                                                                  -------------          --------------
           Net cash provided by financing activities                                   555,000               3,601,000
                                                                                  -------------          --------------

           Net increase in cash                                                         30,000                  99,000
Cash, beginning of period                                                               41,000                  70,000
                                                                                  -------------          --------------

Cash, end of period                                                               $     71,000           $     169,000
                                                                                  =============          ==============


The accompanying notes are an integral part of this financial statement.

                            UNISYN TECHNOLOGIES, INC.
                       NOTES TO FINANCIAL STATEMENTS AS OF
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


NOTE A - OPERATIONS

Unisyn Technologies, Inc.(the "Company") develops, manufactures and markets products and contract services that produce antibodies. The Company also provides research and development services related to these products. The Company's products are utilized to manufacture biological material for the research, diagnostic and pharmaceutical segments of the biotechnology industry. The Company sells its products mainly to pharmaceutical companies and universities throughout the United States and Europe.

On January 14, 1999, a merger agreement became effective between the Company and Medi-Cult A/S ("Medi-Cult"), a Danish biotechnology corporation. On that date, all of the Company's 17,960,681 outstanding shares, including shares issued upon the conversion of the Company's convertible debt and accrued interest, were transferred to Medi-Cult in exchange for 372,107 common shares of Medi-Cult and $10,000 in cash.

Effective May 25, 2000, substantially all of the assets and technology of the Company were purchased, and certain liabilities were assumed, by Cellex Biosciences, Inc. a Minnesota corporation, pursuant to an asset purchase agreement. See Note E.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been derived from unaudited interim financial statements. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. The financial statements do not include any adjustments relating to the Company's merger with Medi-Cult which may have been necessary in accordance with principles of the purchase method of accounting, including the allocation of purchase price to identifiable assets and the elimination of the accumulated deficit at January 14, 1999. The financial statements of the Company, in the opinion of management, include all normal and recurring adjustments necessary for a fair presentation of results as of the dates and for the periods covered by the financial statements.

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


Operating results for the three months ended March 31, 2000 and 1999 are not to be considered as being indicative of the results that may be expected for the entire fiscal year or that may be expected for the Company subsequent to May 25, 2000, the effective date of the asset purchase agreement with Cellex Biosciences, Inc.

For further information, refer to the financial statements and footnotes thereto included in the Company's financial statements for the fiscal years ended December 31, 1999 (unaudited) and 1998 (audited).

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in these financial statements include balances in accounts receivable awaiting collection by the Company and the carrying amount of inventory.

NET INCOME (LOSS) PER COMMON SHARE

Pursuant to the merger agreement with Medi-Cult, as of January 14, 1999, all of the outstanding shares of the Company were acquired by Medi-Cult. Loss per common share has not been computed because such information is not considered meaningful.

NOTE C - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses since its inception and at March 31, 2000 had an accumulated deficit of $48,061,000. At March 31, 2000 the Company has a stockholder's deficit of $6,531,000 and liabilities of $9,472,000. The Company has been delinquent in its lease agreements and has been slow in paying its creditors on a timely basis.

Effective May 25, 2000, substantially all of the assets and technology of the Company were purchased and certain liabilities were assumed by Cellex Biosciences, Inc., a Minnesota corporation, pursuant to an asset purchase agreement. See Note E.

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


Effective May 25, 2000, the corporate entity, Unisyn Technologies, Inc., ceased operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty related to the corporate entity.

NOTE D - DETAILS TO BALANCE SHEET

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable and direct financing leases. Concentrations of credit risk with respect to the Company's accounts receivable are limited due to the large number of customers comprising the Company's customer base. To minimize risk, the Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses. At March 31, 2000, the Company had three customers which accounted for 58% of net trade accounts receivable, two customers which accounted for 35% of revenues for the three months ended March 31, 2000 and two customers which accounted for 29% of revenues for the three months ended March 31, 1999.

A significant amount of the Company's revenue has been derived from export sales. The Company's export sales were approximately 26% and 17% for the three months ended March 31, 2000 and 1999, respectively.

INVENTORIES

Inventories consist of the following:

                                                         MARCH 31, 2000
                                                         --------------

                  Finished goods.....................    $      178,000
                  Work-in-process....................           215,000
                  Raw materials......................           555,000
                                                         --------------
                                                                948,000
                           Less Reserve                        (385,000)
                                                        ---------------
                                                        $       563,000
                                                        ===============

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


LONG-TERM DEBT

At March 31, 2000, long-term debt consists of the following:

                  Note payable to shareholder...............     $  6,468,000
                  Capital lease obligations payable to
                      former shareholder....................          453,000
                  Note payable to creditor..................          545,000
                  Advances from Cellex Biosciences, Inc.....          248,000
                  Note payable to financial institution.....            5,000
                                                                 -------------
                                                                    7,719,000
                  Less current portion......................         (291,000)
                                                                 -------------
                  Long-term portion.........................     $  7,719,000
                                                                 =============

On February 18, 2000, the Company and Cellex Biosciences, Inc. ("Cellex") entered into an agreement which, as amended, provides for Cellex to lend the Company up to $600,000 through May 23, 2000. The loan agreement provides for interest to accrue at the rate of 9% per annum payable upon maturity of the revolving note. At March 31, 2000, the principal balance owed by the Company to Cellex was $248,000. Subsequent to March 31, 2000 through May 23, 2000, the balance was increased to $450,000 which obligations were cancelled pursuant to the asset purchase agreement that became effective May 25, 2000. See Note E.

NOTE E -  SUBSEQUENT EVENT

Effective as of the close of business on May 25, 2000, Cellex acquired substantially all of the assets and technology and assumed certain liabilities from the Company pursuant to an asset purchase agreement (the "Asset Purchase Agreement").

In consideration, the Company received 70,000 shares of Cellex's common stock, no par value. Pursuant to settlement agreements, 127,000 additional shares of Cellex's common stock were issued to settle approximately $1,000,000 in obligations to two creditors of the Company. It is also estimated that Cellex will issue 733,000 shares to a third party related to the assumption by this third party of certain of the Company's liabilities. In addition, during the period February 18, 2000 through May 23, 2000, Cellex provided cash advances to the

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


Company aggregating approximately $450,000, which obligations were cancelled pursuant to the Asset Purchase Agreement. See Note D - Long-Term Debt.

The assets purchased include accounts receivable, inventory, equipment, licenses, proprietary software, certain prepaid expenses and other assets, and intangible assets including patents, trademarks, servicemarks, tradenames, service names, copyrights and other intangibles.

Pursuant to the Asset Purchase Agreement, Cellex also assumed certain rights and obligations of the Company pursuant to contracts and agreements with customers of the company and pursuant to real property leases and purchased contracts. Cellex also assumed certain liabilities, including certain accounts payable and severance obligations to certain employees totaling approximately $675,000.

As mentioned above, Cellex assumed rights and obligations related to real property leases, which include lease agreements for three facilities: a 13,788 square foot research and development and light manufacturing facility in Worcester, Massachusetts; a 12,202 square foot office, warehousing and distribution facility in Hopkinton, Massachusetts and a 7,200 square foot office, laboratory and light manufacturing facility in San Diego, California. The lease for the Worcester facility provides for monthly payments of approximately $34,000 through February 29, 2006; the Hopkinton facility lease provides for monthly payments of approximately $6,500 from June 1, 2000 through May 31, 2001, and; the San Diego facility provides for monthly payments of approximately $4,000 through December 31, 2002.

On September 10, 1999, Cellex had commenced an adversary proceeding against the Company relating to the unilateral termination by the Company of an Agreement and Plan of Merger dated October 10, 1997 between the Company and Cellex. The Asset Purchase Agreement provides for the dismissal of all claims in the litigation.

                  CELLEX BIOSCIENCES, INC. AND
                  UNISYN TECHNOLOGIES, INC.

                  PRO FORMA UNAUDITED CONDENSED COMBINED
                  FINANCIAL INFORMATION

     Except as the context otherwise indicates, the term the "Company" refers to Cellex Biosciences, Inc.

     The following pro forma financial information and related notes thereto set forth the Company's historical balance sheet and statements of operations modified to reflect the adjustments required to effect the Company's purchase of certain assets and the assumption of certain liabilities of Unisyn Technologies, Inc. ("Unisyn"). The transaction is being recorded using the purchase method of accounting.

     The Company's pro forma balance sheet, and related notes thereto, sets forth the Company's historical balance sheet modified to reflect the adjustments required to effect the transaction as if it had occurred on March 31, 2000. The Company's unaudited balance sheet at March 31, 2000 has been modified by reflecting the unaudited balance sheet of Unisyn adjusted to reflect the assets purchased and liabilities assumed and the allocation of the purchase price to specific tangible and intangible assets, which values approximate fair value. At March 31, 2000, the purchase price of $2,579,000 was determined to be the sum of the value of the 930,000 shares of the Company's common stock, no par value, issuable by the Company pursuant to the transaction and the fair value of the liabilities assumed by the Company. The value of the Company's stock at $1.25 per share is based upon the last sale price of the Company's common stock pursuant to the Company's private placement offering during the period February 17 through May 3, 2000.

     The purchase price and allocation of purchase price at March 31, 2000 is determined as follows:

       Value of common stock issued
          (930,000 shares at $1.25 per share)         $ 1,162,500
       Fair value of liabilities assumed                  817,000
       Cancellation of cash advances to Unisyn            450,361
       Transaction costs                                  150,000
                                                      -----------
          Total Purchase Price                        $ 2,579,861
                                                      ===========

       Accounts receivable, net                       $   621,000
       Inventories, net                                   563,000
       Property, plant and equipment                    1,367,000
       Other assets                                        29,000
                                                      -----------
          Allocation of Purchase Price                $ 2,580,000
                                                      ===========

     The combined balance sheet at May 25, 2000 may require further adjustment, depending upon the final determination of values of assets purchased and liabilities assumed and expenses related thereto.

CELLEX BIOSCIENCES, INC.
PRO FORMA CONDENSED FINANCIAL STATEMENTS - CONTINUED
(UNAUDITED)


     The Company's historical statements of operations for the twelve months ended September 30, 1999 and the six months ended March 31, 2000 are presented assuming the transaction had occurred on October 1, 1998. The Company's historical results for the ten months ended July 31, 2000 (unaudited), the two months ended September 30, 1999 (audited) and the six months ended March 31, 2000 (unaudited) have been adjusted by reflecting the unaudited pro forma operating results of Unisyn for the twelve months ended September 30, 1999 and the six months ended March 31, 2000, adjusted to reflect the assets purchased and the liabilities assumed and the allocation of purchase price based upon estimated fair values on May 25, 2000, the effective date of the asset purchase agreement. The Company's average number of shares outstanding for the six months ended March 31, 2000 has been adjusted by adding the 930,000 shares of common stock issued by the Company in relation to the purchase. This pro forma does not purport to be indicative of the results which would have been reported if the purchase had occurred on October 1, 1998 or which may be reported in the future.

     As of July 31, 1999, the Company adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Due to the Company's emergence from Chapter 11 Reorganization and implementation of fresh-start reporting, the financial statements for the reorganized company as of July 31, 1999 and for the periods subsequent to July 31, 1999 (the "Reorganized Company") will not be comparable to those of the Company for the periods prior to July 31, 1999 (the "Predecessor Company"). The results of the periods shown for the Predecessor Company are not considered to be indicative of the results of operations that are expected for the Reorganized Company. The results of the Predecessor Company are not comparable to those of the Reorganized Company.

     Fresh-start reporting resulted in material changes to the Company's balance sheet at July 31, 1999, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Company's Plan of Reorganization and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt resulting from the reorganization proceedings was reflected on the financial statements of the Predecessor Company for the ten-month period ended July 30, 1999. In addition, the accumulated deficit of the Predecessor Company was eliminated and at July 31, 1999, the Reorganized Company's financial statements reflected no beginning retained earnings or deficit. In addition, the Company's capital structure was recast in conformity with the Company's Plan of Reorganization.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2000
(IN THOUSANDS)

                                                                                   Unisyn
                                                                   --------------------------------------
                                                                               Adjustments to
                                                                              Eliminate Items                     Pro Forma
                                                         Cellex                Not Purchased      Unisyn    -----------------------
                                                      Biosciences   Unisyn     Or Assumed (1)    Restated   Adjustments    Combined
                                                      -----------  --------    --------------    --------   -----------    --------
                    ASSETS
Current assets:
     Cash                                             $   232       $    71        $    (71)     $     -     $   (97) (2)  $    135
     Private placement offering proceeds receivable     1,881             -                            -                      1,881
     Accounts receivable, net                             448           621                          621                      1,069
     Costs and estimated earnings in excess of
          billings on uncompleted contracts               244             -                            -                        244
     Inventories                                        1,271           563                          563                      1,834
     Other                                                 36            37             (37)           -                         36
                                                      -----------  --------    --------------    --------   -----------    --------
          Total  current assets                         4,112         1,292            (108)       1,184         (97)         5,199
                                                                                                                                  -
Property, plant and equipment, net                        146         1,367                        1,367                      1,513

Other assets:
     Inventories                                          378             -                            -                        378
     Patents and trademarks, net                        1,069             -                            -                      1,069
     Deferred acquisition costs and advances              353             -                            -         247  (2)         -
                                                                                                                (600) (2)
     Other assets                                          12           282            (253)          29                         41
     Reorganization value in excess of amounts                                                                                    -
          allocable to identifiable assets              2,713             -                            -                      2,713
                                                      -----------  --------    --------------    --------   -----------    --------

          Total Assets                                $ 8,783       $ 2,941        $   (361)     $ 2,580     $  (450)      $ 10,913

                    LIABILITIES

Current liabilities:
     Current portion of long-term debt                $   130       $   291        $   (291)     $     -                   $    130
     Accounts payable                                     318         1,286            (732)         554                        872
     Customer deposits                                    371             -                            -                        371
     Accrued liabilities                                  329           467            (204)         263         150  (2)       742
     Billings in excess of costs and estimated
          earnings on uncompleted contracts                24             -                            -           -             24
                                                      -----------  --------    --------------    --------   -----------    --------

          Total current liabilities                     1,172         2,044          (1,227)         817         150          2,139
                                                      ===========  ========    ==============    ========   ===========    ========

Long-term debt                                            550         7,428          (7,428)           -                        550

Shareholders' equity:
     Common stock                                       7,912        41,530         (41,530)           -     $ 1,163  (3)     9,075
     Accumulated deficit                                 (851)      (48,061)         48,061            -                       (851)
                                                      -----------  --------    --------------    --------   -----------    --------

                                                      $ 8,783       $ 2,941        $ (2,124)     $   817     $ 1,313       $ 10,913
                                                      ===========  ========    ==============    ========   ===========    ========

(1) Pursuant to the Asset Purchase Agreement, the assets purchased include accounts receivable, inventory, property plant and equipment, licenses, proprietary software, certain prepaid expenses and deposits, and intangible assets including patents, trademarks, servicemarks, service names, copryrights and other intangibles. Liabilities assumed include certain accounts payable and accrued liabilities including severance obligations.

(2) During the period April 1 through May 25, 2000, the Company provided to Unisyn an additional $97,000 in working capital advances and incurred recognized additional costs relating to the transaction in the amount of $45,000. Pursuant to the Asset Purchase Agreement, the obligation of Unisyn to repay the advances in the aggregate amount of $450,000 was cancelled.

(3) To record the issuance of 930,000 shares of the Company's common stock at $1.25 per share (based on the most recent sale price of the Company's common stock pursuant to a private placement offering of the Company's common stock during the period February 17 through May 3, 2000.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2000
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                          Proforma
                                                                                              --------------------------------
                                                             Cellex            Unisyn         Adjustments (1)      Combined
                                                          -------------    --------------     ---------------    -------------
Revenues:
    System sales                                           $       223       $    390                             $      613
    Consumable sales                                               682            544                                  1,226
    Contract production services                                 1,069            921                                  1,990
    Other                                                           90              -                                     90
                                                          -------------    --------------                        -------------

         Total revenues                                          2,064          1,855                                  3,919

Operating costs and expenses:
    Cost of sales                                                1,211          2,054                                  3,265
    Research and development                                       214             76                                    290
    Marketing, general and administrative                        1,197          1,066                                  2,263
                                                          -------------    --------------                        -------------

         Total operating costs and expenses                      2,622          3,196                                  5,818

    Loss from operations                                          (558)        (1,341)                                (1,899)

Other income (expense)
    Interest expense, net                                         (128)          (220)          $    220                (128)
    Severance Costs                                                               (15)                15                   -
    Write off of reserve for French subsidiary                                    253               (253)                  -
    Amortization of Medi-cult merger costs                                        (87)                87                   -
    Currency transaction gain                                       32              -                  -                  32
                                                          -------------    --------------     ---------------    -------------
                                                                   (96)           (69)                69                 (96)
                                                          -------------    --------------     ---------------    -------------

Net loss                                                   $      (654)      $ (1,410)          $     69          $   (1,995)
                                                          =============    ==============     ===============    =============

Net loss per common share - basic and diluted (2)          $     (0.38)                         $   0.07          $    (0.75)
                                                          =============                       ===============    =============

Weighted average number of common shares
    outstanding - basic and diluted (3)                      1,739,122                           930,000           2,669,122
                                                          =============                       ===============    =============


(1) Pursuant to the Asset Purchase Agreement, certain assets were purchased and certain liabilities were assumed relating to the Unisyn business. The pro forma adjustments reflect the elimination of costs and expenses that do not relate to the operations of the Unisyn business or to the assets acquired or liabilities assumed.

(2) Loss per common share for Unisyn has not been computed because the information is not considered meaningful.

(3) For the six months ended March 31, 2000, the weighted average number of the Company's common shares has been adjusted to reflect the issuance of 930,000 shares of the Company's common stock pursuant to the Asset Purchase Agreement.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             Cellex Biosciences
                                                        ---------------------------------------------------------------
                                                        Ten Months Ended     Two Months Ended        Fiscal Year Ended
                                                          July 30, 1999     September 30, 1999       September 30, 1999
                                                           (unaudited)           (audited)              (unaudited)
                                                        ----------------     -----------------       ------------------
Revenues:
       System sales                                       $     543              $      173              $       716
       Consumable sales                                       1,180                     320                    1,500
       Contract production services                           2,250                     345                    2,595
       Other                                                    200                      30                      230
                                                        ----------------     -----------------       ------------------

             Total revenues                                   4,173                     868                    5,041
                                                        ----------------     -----------------       ------------------

Operating costs and expenses:
       Cost of sales                                          2,819                     674                    3,493
       Research and development                                 320                      42                      362
       Marketing, general and administrative                  1,281                     292                    1,573
                                                        ----------------     -----------------       ------------------

             Total operating costs and expenses               4,420                   1,008                    5,428

       Loss from operations                                    (247)                   (140)                    (387)

Other income (expense)
       Interest expense, net                                   (421)                    (57)                    (478)
       Debt discount                                              -                       -                        -
       Severance costs                                            -                       -                        -
       Write-off of investment in French subsidiary               -                       -                        -
       Failed merger costs                                        -                       -                        -
       Amortization of Medi-cult merger costs                     -                       -                        -
                                                        ----------------     -----------------       ------------------
             Total                                             (421)                    (57)                    (478)
                                                        ----------------     -----------------       ------------------

Net loss before reorganization items                           (668)                   (197)                    (865)
       Reorganization items                                  (2,602)                      -                   (2,602)
                                                        ----------------     -----------------       ------------------

Net loss before extraordinary item                           (3,270)                   (197)                  (3,467)
       Gain on discharge of debt                              9,014                       -                    9,014
                                                        ----------------     -----------------       ------------------

Net income (loss)                                         $   5,744              $     (197)             $     5,547
                                                        ================     =================       ==================

Net loss per common share - basic and diluted - before
       reorganization and extraordinary items (2)                                $    (0.19)             $     (0.84)
                                                                             =================       ==================

Weighted average number of common shares
       outstanding - basic and diluted (3)                                        1,026,839                1,026,839
                                                                             =================       ==================


                                                                                     Pro Forma
                                                                          ----------------------------
                                                           Unisyn                            Combined
                                                        (unaudited)       Adjustments (1)  (unaudited)
                                                        -----------       ---------------  -----------
Revenues:
       System sales                                      $     806                         $    1,522
       Consumable sales                                      1,271                              2,771
       Contract production services                          1,080                              3,675
       Other                                                     -                                230
                                                        -----------       ---------------  -----------

             Total revenues                                  3,157                              8,198
                                                        -----------                        -----------

Operating costs and expenses:
       Cost of sales                                         3,698                              7,191
       Research and development                                199                                561
       Marketing, general and administrative                 3,665                              5,238
                                                        -----------                        -----------

             Total operating costs and expenses              7,562                             12,990

       Loss from operations                                 (4,405)                            (4,792)

Other income (expense)
       Interest expense, net                                  (265)         $    265             (478)
       Debt discount                                          (127)              127                -
       Severance costs                                        (132)              132                -
       Write-off of investment in French subsidiary           (261)              261                -
       Failed merger costs                                     239              (239)               -
       Amortization of Medi-cult merger costs                  (16)               16                -
                                                        -----------       ---------------  -----------
             Total                                            (562)              562             (478)
                                                        -----------       ---------------  -----------

Net loss before reorganization items                        (4,967)              562           (5,270)
       Reorganization items                                      -                 -           (2,602)
                                                        -----------       ---------------  -----------

Net loss before extraordinary item                          (4,967)              562           (7,872)
       Gain on discharge of debt                                 -                 -            9,014
                                                        -----------       ---------------  -----------

Net income (loss)                                        $  (4,967)         $    562       $    1,142
                                                        ===========       ===============  ===========
Net loss per common share - basic and diluted - before
       reorganization and extraordinary items (2)                                          $    (2.69)
                                                                                           ===========
Weighted average number of common shares
       outstanding - basic and diluted (3)                                    930,000       1,956,839
                                                                          ===============  ===========

-------------------------
(1) Pursuant to the Asset Purchase Agreement, certain assets were purchased and certain liabilities were assumed relating to the Unisyn business. The pro forma adjustments reflect the elimination of costs and expenses that do not relate to the operations of the Unisyn business or to the assets acquired or liabilities assumed.

(2) Pursuant to the Company's reorganization which became effective July 31, 1999, the Predecessor Company's existing equity securities were deemed cancelled and 1,000,000 shares of new common stock were deemed issued to the Company's new investors and creditors. Loss per common share for the Predecessor Company has not been computed because the information is not meaningful. In addition, loss per common share for Unisyn has not been computed because the information is not considered to be meaningful. Loss per common share before reorganization and extraordinary items relating to the Company's reorganization and discharge of debt is considered meaningful and is presented.

(3) For the twelve months ended September 30, 1999, the weighted average number of the Company's common shares outstanding is assumed to equal the weighted average number of shares outstanding, post-reorganization, during the two months ended September 30, 1999. Such number has been adjusted to reflect the issuance of 930,000 shares of the Company's common stock pursuant to the Asset Purchase Agreement.




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


SIGNATURES
----------

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                CELLEX BIOSCIENCES, INC.
                                                ------------------------
                                                (Registrant)

Date: August 7, 2000                            /s/ Thomas Belleau
      --------------                            ------------------
                                                Thomas Belleau
                                                Chief Financial Officer



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